EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Summit Midstream Partners, LP (the “Registrant”) for the annual period ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Leonard W. Mallett, as President, Chief Executive Officer and Director of Summit Midstream GP, LLC, the general partner of the Registrant, and Marc D. Stratton, as Executive Vice President and Chief Financial Officer of Summit Midstream GP, LLC, the general partner of the Registrant, each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Leonard W. Mallett
Name:	Leonard W. Mallett
Title:	President, Chief Executive Officer and Director of Summit Midstream GP, LLC (the general partner of Summit Midstream Partners, LP)
Date:	February 26, 2019

/s/ Marc D. Stratton
Name:	Marc D. Stratton
Title:	Executive Vice President and Chief Financial Officer of Summit Midstream GP, LLC (the general partner of Summit Midstream Partners, LP)
Date:	February 26, 2019

EX 32.1-1